Exhibit 24.1

POWER OF ATTORNEY

The undersigned hereby appoints Anne G. Waleski , D. Michael Jones and Linda S. Rotz (each with full power to act alone), as his or her true and lawful attorneys-in-fact, and grants unto such attorneys the authority in his or her name and on his or her behalf to execute and file (individually and in the capacity stated below) any documents relating to the registration by Markel Corporation (the “Company”) of common shares in connection with the Company’s filing of a Registration Statement on Form S-8 and any and all amendments or supplements thereto, in each case with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto such attorneys, and each of them, full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as he himself might do.

IN WITNESS WHEREOF, the undersigned has signed this power of attorney as of May 10, 2010.

/s/ Alan I. Kirshner	/s/ Stewart M. Kasen
Alan I. Kirshner, Director, Chairman and Chief Executive Officer	Stewart M. Kasen, Director

/s/ Anthony F. Markel	/s/ Lemuel E. Lewis
Anthony F. Markel, Director	Lemuel E. Lewis, Director

/s/ Steven A. Markel	/s/ Darrell D. Martin
Steven A. Markel, Director	Darrell D. Martin, Director

/s/ J. Alfred Broaddus, Jr.	/s/ Jay M. Weinberg
J. Alfred Broaddus, Jr., Director	Jay M. Weinberg, Director

/s/ Douglas C. Eby	/s/ Debora J. Wilson
Douglas C. Eby, Director	Debora J. Wilson, Director

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